Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of December 22, 2017, is entered into by and among the undersigned stockholders (each, a “Principal Stockholder” and collectively, the “Principal Stockholders”) of Lifetime Brands, Inc., a Delaware corporation (“Buyer”) and Taylor Parent, LLC, a Delaware limited liability company (“Seller”). The Principal Stockholders and Seller are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.    Concurrently with the execution and delivery of this Agreement, Buyer, Seller, Taylor Holdco, LLC, a Delaware limited liability company (the “Company”), TPP Acquisition I Corp., a Delaware corporation and wholly-owned Buyer Subsidiary (“Merger Sub”), TPP Acquisition II LLC, a Delaware limited liability company and wholly-owned Buyer Subsidiary (“Buyer Survivor LLC”), solely for purposes of Sections 7.16, 8.02 and Article XV therein, CP Taylor GP, LLC, a Delaware limited liability company, and certain other parties thereto, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be modified or otherwise modified in accordance with its terms after the date hereof, the “Merger Agreement”), providing, among other things, for (a) the merger of Merger Sub with and into the Company with the Company as the surviving entity (the “First Merger”), and (b) immediately following the First Merger, the merger of the Company with and into Buyer Survivor LLC with Buyer Survivor LLC as the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”), upon the terms and subject to the conditions set forth in the Merger Agreement.

B.    As of the date hereof, each Principal Stockholder’s Existing Shares (as defined herein) are beneficially owned and owned of record by such Principal Stockholder as reflected in Schedule I attached hereto.

C.    It is a condition to the consummation of the Mergers and the other transactions contemplated under the Merger Agreement, that Buyer obtain approval of its shareholders for the issuance of shares of common stock, par value $0.01 per share, of Buyer (the “Buyer Common Stock”) to be issued as Equity Consideration in connection with the Mergers (such issuance, the “Share Issuance”).

D.    As an inducement to the willingness of the Company and Seller to enter into the Merger Agreement and the transactions contemplated thereby, the Principal Stockholders have agreed to enter into this Agreement.

E.    Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.    Voting.

(a)    Voting. At any meeting of the stockholders of Buyer (the “Stockholders”), however called, or in connection with any written consent of the Stockholders,

each Principal Stockholder shall (i) vote or cause its respective Covered Shares to be voted or (as appropriate) execute written consents in respect thereof in accordance with such procedures applicable thereto so as to ensure that such Covered Shares are duly counted for purposes of determining whether a quorum is present, (ii) vote or cause its respective Covered Shares to be voted or (as appropriate) execute written consents in respect thereof in accordance with such procedures applicable thereto (A) in favor of the Share Issuance, (B) in favor of any proposal to adjourn or postpone such meeting of the Stockholders to a later date if there are not sufficient votes to approve the Share Issuance and (C) against: (1) any action or proposal in favor of an Acquisition Proposal (without regard to the terms of such Acquisition Proposal), (2) any action, proposal, transaction or agreement that would (i) reasonably be expected to result in a material breach of or failure to perform any representation, warranty, covenant or agreement of Buyer under the Merger Agreement or (ii) prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Mergers and the Share Issuance and the transactions contemplated by the Merger Agreement, including the Mergers or (3) except as expressly contemplated by the Merger Agreement, any change in any manner to the voting rights of any Stockholders (clauses (A) through (C), the “Required Votes”).

(b)    Nothing in this Agreement, including Section 1(a), shall limit or restrict any Principal Stockholder, or any affiliate or designee of such Principal Stockholder who, serves as a member of the Buyer Board or an officer of Buyer, in acting in his or her capacity as a director or officer of Buyer and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement shall apply to each Principal Stockholder solely in its capacity as a stockholder of Buyer and shall not apply to its, or any of its affiliate or designee’s actions, judgments or decisions as a director or officer of Buyer.

2.    No Transfers or Solicitation.

(a)    Restrictions on Transfers. Absent the prior written consent of Seller, each Principal Stockholder hereby agrees that, from the date hereof until the earlier of (i) the termination of the Merger Agreement pursuant to and in compliance with the terms therein (the “Expiration Date”) and (ii) the date on which the approval by the Stockholders of the Required Approval Matters is obtained, it shall not, directly or indirectly, (A) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”), or enter into any contract, option or other arrangement or understanding providing for the Transfer of such Principal Stockholder’s Covered Shares other than (1) any Transfer to a Permitted Transferee of such Principal Stockholder, but only if, in each case, prior to the effectiveness of such Transfer, such Permitted Transferee agrees in writing to be bound by the applicable terms hereof and notice of such Transfer is delivered to Seller pursuant to Section 7(a) or (2) a Transfer pursuant to any trust or will of such Principal Stockholder or by the Laws of intestate succession, (B) deposit any Covered Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (C) agree (whether or not in writing) to take any of the actions prohibited by the foregoing clause (A) or (B). Notwithstanding anything to the contrary herein, during the term of this Agreement, Jeffrey Siegel as a Principal Stockholder is expressly permitted to Transfer up to 50,000 shares of Buyer Common Stock (in the aggregate), and no such Transfer shall be subject to any restrictions or conditions set forth herein and such shares, when Transferred, shall cease to be Covered Shares. For the avoidance of doubt, (x) to the extent that any Principal Stockholder exercises options to purchase Buyer Common Stock and elects to pay the applicable exercise price or withholding tax obligations through net exercise or share withholding, any shares of Buyer Common Stock not delivered to the Principal Stockholder on account of such net exercise or share withholding shall not constitute Covered Shares for purposes of this Agreement; and (y) any exercise of options to purchase Buyer Common Stock by any Principal Stockholder, regardless of whether the exercise of options is for cash or is a net exercise, shall not be considered a “Transfer” for purposes of this Agreement or be restricted hereunder in any manner.

3.    Additional Agreements.

(a)    Certain Events. In the event of any dividend, subdivision, reclassification, recapitalization, split, split-up, distribution, combination, exchange of shares or similar transaction or other change in the capital structure of Buyer affecting the Covered Shares or the acquisition of Additional Owned Shares (as defined in Section 7(k)) by any Principal Stockholder, (i) the type and number of Covered Shares shall be adjusted appropriately to reflect the effect of such occurrence and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares issued to or acquired by such Principal Stockholder.

(b)    Commencement or Participation in Actions. Each Principal Stockholder hereby agrees not to commence or join in, and to take commercially reasonable efforts to opt out of, any class in any class action with respect to any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any fiduciary duty of Buyer or the Buyer Board or its members in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

(c)    Additional Owned Shares. Each Principal Stockholder hereby agrees to notify Seller promptly in writing of the number and description of any Additional Owned Shares acquired by such Principal Stockholder.

(d)    Publication and Disclosure. Each Principal Stockholder hereby agrees to permit each of Seller and Buyer to publish and disclose, including in filings with the SEC and in the press releases announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and such Principal Stockholder’s identity and ownership of such Principal Stockholder’s Covered Shares and the nature of such Principal Stockholder’s commitments, arrangements and understandings under this Agreement, in each case, to the extent Seller or Buyer reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by Seller, Buyer or the Principal Stockholders).

(e)    Stop Transfer Order. Each Principal Stockholder hereby authorizes Seller or its counsel to notify Buyer’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares); provided, that if Seller or its counsel gives such notification, it shall on the earlier of (i) the Share Issuance and (ii) the Expiration Date further notify the Company’s transfer agent that the stop transfer order (and all other restrictions) have terminated as of such date.

4.    Representations and Warranties of the Principal Stockholders. Each Principal Stockholder represents and warrants to Seller as follows:

(a)    Title. Such Principal Stockholder is the sole beneficial owner of its respective Existing Shares. The Existing Shares of such Principal Stockholder constitute all of the Buyer Common Stock owned of record or beneficially by such Principal Stockholder on the date hereof. Such Principal Stockholder has complete and exclusive voting power, either individually or together with one or more Stockholders, with respect to all of such Principal Stockholder’s respective Covered Shares, and none of such Principal Stockholder’s Covered Shares are subject to any voting trust, proxy, voting restriction, adverse claim or other arrangement with respect to the voting of the Covered Shares, except as contemplated by this Agreement. Except as permitted or required by this Agreement, the Covered Shares of such Principal Stockholder (and the certificates representing such Covered Shares, if any) are now free and clear of any and all Liens whatsoever on title, or restrictions on transfer (other than under applicable securities Laws and as created by this Agreement).

(b)    Authority. Such Principal Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Principal Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(c)    Due Execution and Delivery. This Agreement has been duly executed and delivered by such Principal Stockholder and, assuming due authorization, execution and delivery of this Agreement by Seller constitutes a legal, valid and binding obligation of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)    No Conflicts. The execution and delivery of this Agreement by such Principal Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon such Principal Stockholder or such Principal Stockholder’s Covered Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the SEC by such Principal Stockholder or as would not impact such Principal Stockholder’s ability to perform or comply with its obligations under this Agreement in any material respect.

5.    Representations and Warranties of Seller. Seller represents and warrants to the Principal Stockholders as follows:

(a)    Organization and Qualification. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)    Authority. Seller has the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Seller, its boards of directors (or similar governing body) or any other Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(c)    Due Execution and Delivery. This Agreement has been duly executed and delivered by Seller, constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)    No Conflicts. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon Seller, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the SEC by Seller or as would not impact Seller’s ability to perform or comply with its obligations under this Agreement in any material respect.

6.    Termination.

(a)    Term. The term (“Term”) of this Agreement shall commence on the date hereof and shall immediately terminate upon the earliest of, without the need for any further action by any person, (i) the mutual agreement of the Parties, (ii) the Closing (iii) the termination of the Merger Agreement and (iv) the amendment of the Merger Agreement without the prior written consent of the Principal Stockholders in any manner that could be reasonably likely to (x) increase the number of shares of the Buyer Common Stock issuable to the Seller at the Closing or (y) provide the Seller or any affiliate thereof with greater rights with respect to the operations or management of Buyer following the Closing.

(b)    Survival of Certain Provisions. This Section 6 and Section 7 shall survive any termination of this Agreement.

7.    Miscellaneous.

(a)    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service, upon transmission by facsimile with receipt confirmed or three days after the date of mailing as indicated on the certified or registered mail receipt. Notices, demands and communications to Seller and each of the Principal Stockholders shall, unless another address is specified in writing, be sent to the addresses indicated below:

If to Seller, to:

c/o Centre Partners Management LLC

825 Third Avenue, 40th Floor

New York, NY 10022

Attention:    Bruce Pollack & Michael Schnabel

Facsimile:    (212) 758-1830

with a copy to (which notice shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention:    Steven J. Williams, Esq.

Facsimile:    (212) 757-3990

If to any Principal Stockholder, to such Principal Holder’s address set forth opposite its name on Schedule I attached hereto and to

Lifetime Brands, Inc.

1000 Stewart Avenue

Garden City, NY 11530

Attention: Sara A. Shindel, General Counsel & Secretary

Facsimile: 516-450-0009

with a copy to (which notice shall not constitute notice to Buyer):

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention:    David W. Pollak & Andrew Milano

Facsimile:    (212) 309-6001

(b)    Interpretation.

(i)    Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation” or “but not limited to”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) the terms “year” and “years” mean and refer to calendar year(s), and (vii) all references to “$” in this Agreement shall be deemed references to United States dollars.

(ii)    The headings contained herein, and on the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules.

(iii)    This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.

(c)    Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

(d)    Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules attached hereto) and the Merger Agreement, the other Transaction Documents and the other documents delivered at the Closing pursuant hereto or thereto (in each case, to the extent referred to herein), contain the entire understanding of the Parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the Parties with respect to such subject matter. The Schedules constitute a part hereof as though set forth in full above. Except as otherwise specifically set forth herein, no provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

(e)    Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Principal Stockholders and Seller. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.

(f)    Governing Law; Interpretation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(g)    Forum Selection and Consent to Jurisdiction; Waiver of Jury Trial.

(i)    EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) COURT OF CHANCERY OF THE STATE OF DELAWARE AND (B) ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE (FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY

TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING EITHER IN ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE OR IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 7(a). NOTHING IN THIS SECTION 7(g), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(ii)    EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) MAKES THIS WAIVER VOLUNTARILY, AND (IV) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(h)    Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Parties hereto without the prior written consent of the other Parties. Any purported assignment in violation of this Section 7(h) shall be void.

(i)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(j)    No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Seller any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Principal Stockholders, and Seller shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Buyer or exercise any power or authority to direct the Principal Stockholders in the voting of any of the Covered Shares, except as otherwise provided herein.

(k)    Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement.

“Additional Owned Shares” means, with respect to a Principal Stockholder, all Buyer Common Stock that is beneficially owned by such Principal Stockholder and acquired after the date hereof (including any owned Buyer Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Buyer Common Stock or warrants or the conversion of any convertible securities or otherwise, but excluding any shares of Buyer Common Stock underlying unexercised options for shares of Buyer Common Stock).

“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of Buyer or its Subsidiaries (or any of their respective officers or directors) shall constitute an Affiliate of any Principal Stockholder.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Covered Shares” means, with respect to a Principal Stockholder, the Existing Shares and Additional Owned Shares.

“Existing Shares” of a Principal Stockholder means the shares of Buyer Common Stock that are beneficially owned by such Principal Stockholder as of the date hereof (excluding any shares of Buyer Common Stock underlying unexercised options for shares of Buyer Common Stock).

“Permitted Transferee” means, with respect to a Principal Stockholder, (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of such Principal Stockholder, or (B) any trust, the trustees of which include one of the Persons named in clause (A) and the beneficiaries of which include only the Persons named in clause (A).

“Transfer” means, with respect to a Covered Share, the direct or indirect transfer, pledge, hypothecation, encumbrance, assignment, tender in any tender or exchange offer or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution, testamentary disposition, by operation of law or otherwise), voluntarily or involuntarily, of such Covered Share or the beneficial ownership thereof, and each agreement, arrangement, option or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

(l)    Remedies.

(i)    The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that any breach of this Agreement would not be adequately compensated by monetary damages and that, accordingly each of the Principal Stockholders and the Seller shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance when available pursuant to the terms of this Agreement to prevent or restrain breaches of this Agreement by such Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and agreements of such Party under this Agreement in accordance with the terms of this Section 7(l). The Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or other equitable relief, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties have specifically bargained for the right to specific performance of the obligations hereunder, in accordance with the terms and conditions of this Section 7(l).

(ii)    Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

(m)    Facsimile Signatures. A signature page to this Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, that contains a copy of a Party’s signature and that is sent by such Party or its agent with the apparent intention (as reasonably evidenced by the actions of such Party or its agent) that it constitute such Party’s execution and delivery of this Agreement or any such other document, including a document sent by means of a facsimile machine or electronic transmission in portable document format (“pdf”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining the Party’s intent or the effectiveness of such signature. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto will re execute original forms thereof and deliver them to all other parties. No Party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, Seller and the Principal Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

Taylor Parent, LLC

/s/ Robert Kay
Name:	Robert Kay
Title:	Executive Chairman and Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE.]

[SIGNATURE PAGE TO VOTING AGREEMENT]

PRINCIPAL STOCKHOLDERS:

/s/ Ronald Shiftan
Ronald Shiftan

/s/ Jeffrey Siegel
Jeffrey Siegel

/s/ Daniel Siegel
Daniel Siegel

/s/ Cliff Siegel
Cliff Siegel

[SIGNATURE PAGE TO VOTING AGREEMENT]

Schedule I

Beneficial Ownership / Notice Addresses

Principal Stockholder	Existing Shares	Notice Address
Ronald Shiftan	130,823 common shares	c/o Lifetime Brands, Inc. 1000 Stewart Avenue Garden City, NY 11530

Jeffrey Siegel	1,002,407 common shares	c/o Lifetime Brands, Inc. 1000 Stewart Avenue Garden City, NY 11530

Daniel Siegel	341,524 common shares	c/o Lifetime Brands, Inc. 1000 Stewart Avenue Garden City, NY 11530

Cliff Siegel	173,823 common shares	c/o Lifetime Brands, Inc. 1000 Stewart Avenue Garden City, NY 11530